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                                                                                                Nicor Gas Company
                                                                                                Form 10-K
                                                                                                Exhibit 12.01



                                                       Nicor Gas Company
                                  Computation of Consolidated Ratio of Earnings to Fixed Charges
                                                          (thousands)


                                                                 Year ended December 31
                                             ------------------------------------------------------------
                                               2001         2000         1999         1998         1997
                                             --------     --------     --------     --------     --------
Earnings available to cover fixed charges:

   Net income                                $118,980     $ 22,184     $ 96,142     $ 94,119     $106,922

   Add:  Income taxes                          70,513        6,832       55,896       55,299       64,714

         Fixed charges                         44,389       44,281       38,914       44,870       46,886

         Allowance for funds used
           during construction                   (241)        (363)        (118)        (269)         (11)
                                             --------     --------     --------     --------     --------
                                             $233,641     $ 72,934     $190,834     $194,019     $218,511
                                             ========     ========     ========     ========     ========
Fixed charges:

   Interest on debt                          $ 43,542     $ 42,365     $ 39,245     $ 42,624     $ 45,246

   Other interest charges and
     amortization of debt discount,
     premium, and expense, net                    847        1,916         (331)       2,246        1,640
                                             --------     --------     --------     --------     --------

                                             $ 44,389     $ 44,281     $ 38,914     $ 44,870     $ 46,886
                                             ========     ========     ========     ========     ========

Ratio of earnings to fixed charges               5.26         1.65         4.90         4.32         4.66
                                             ========     ========     ========     ========     ========

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